SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 21, 2003


                                 BIOFIELD CORP.
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                 (Name of Small Business issuer in its charter)

          DELAWARE                       000-27848              13-3703450
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(State or other jurisdiction of    (Commission file No.)      (IRS Employer
 incorporation or organization)                             Identification No.)



                              1025 Nine North Drive
                            Alpharetta, Georgia 30004
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           (Address of principal executive offices including zip code)

                                 (770) 740-8180
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               (Registrant's telephone number including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On November 20, 2003, upon recommendation of its Board of Directors, the Company dismissed its certifying accountant, Deloitte & Touche LLP ("Deloitte"). Deloitte's reports on the Company's financial statements for the two years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion; however, the audit reports for the years ended December 31, 2002 and 2001 contained an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern. The decision to change its certifying accountant was approved by the Company's Board of Directors. During the years ended December 31, 2002 and 2001, and the subsequent interim period through November 20, 2003 the Company has not had any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has engaged Russell Bedford Stefanou Mirchandani LLP (" Russell Bedford Stefanou Mirchandani") as its certifying accountant as of November 20, 2003 for the Company's fiscal year ending December 31, 2003. During the fiscal years ended December 31, 2002 and 2001 and the subsequent interim periods through November 20, 2003, the Company did not consult with Russell Bedford Stefanou Mirchandani with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or with regard to any of the items set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Deloitte's letter, which is required pursuant to Item 304(a)(3) of Regulation S-B, is attached.





ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.     Description
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16              Letter from Deloitte & Touche LLP, Certified Public Accountants to the Commission, dated November 24, 2003.

SIGNATURES

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2003                   Biofield Corp.

                                           /s/ JOHN STEPHENS
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                                           John Stephens
                                           Chief Operating Officer